NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the table below were elected as trustees for the fund. All trustees except Mr. Gupta served as trustees to the fund prior to the shareholder meeting.

       -------------------------------- ----------------- -------------- -----------------
       TRUSTEE                          FOR               WITHHELD       PERCENTAGE FOR
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       John J. Brennan                  210,333,586.41    5,542,826.98   97.4%
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Charles D. Ellis                 210,123,957.75    5,752,455.64   97.3
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Rajiv L. Gupta                   210,118,895.04    5,757,518.35   97.3
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       JoAnn Heffernan Heisen           210,040,993.27    5,835,420.12   97.3
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Burton G. Malkiel                210,074,992.34    5,801,421.05   97.3
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       Alfred M. Rankin, Jr.            210,504,837.51    5,371,575.88   97.5
       -------------------------------- ----------------- -------------- -----------------
       -------------------------------- ----------------- -------------- -----------------
       J. Lawrence Wilson               209,772,257.79    6,104,155.60   97.2
       -------------------------------- ----------------- -------------- -----------------

o CHANGE THE FUND'S POLICY ON BORROWING MONEY. This change enables the fund to manage cash flows more efficiently and minimize administrative expenses.

       -------------- -------------  ------------- -------------- --------------
                                                   BROKER         PERCENTAGE
       FOR            AGAINST        ABSTAIN       NON-VOTES      FOR
       -------------- -------------  ------------- -------------- --------------
       -------------- -------------  ------------- -------------- --------------
       164,483,254.31 10,979,797.80  14,788,888.16 25,624,473.12  76.2%
       -------------- -------------  ------------- -------------- --------------